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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): January 31, 2005


                                  MetLife, Inc.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                         1-15787                 13-4075851
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)


           200 Park Avenue,
          New York, New York                                      10166-0188
(Address of Principal Executive Offices)                          (Zip Code)


                                 (212) 578-2211
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01. Entry into a Material Definitive Agreement

Acquisition Agreement

     On January 31, 2005, MetLife, Inc., a Delaware corporation (the "Company"), and Citigroup Inc., a Delaware corporation ("Citigroup"), entered into an Acquisition Agreement (the "Acquisition Agreement"), pursuant to which the Company agreed to acquire all of the outstanding shares of capital stock (the "Transferred Shares") of certain indirect subsidiaries (the "Acquired Companies") of Citigroup, including The Travelers Insurance Company, and substantially all of Citigroup's international insurance businesses. The transaction, which is currently expected to close this summer (the "Closing Date"), is subject to certain domestic and international regulatory approvals, as well as other customary conditions to closing, including the execution and delivery of certain related transaction documents. The Company's obligation to close is not subject to a financing contingency.

     Pursuant to the Acquisition Agreement, the Company will issue to Citigroup up to $3.0 billion in equity securities of the Company and will pay the balance of the purchase price in cash. The amount of stock that the Company issues on the Closing Date will be determined by the Company no less than three days prior to the Closing Date and valued based on the average daily closing price of the Company's common stock ten days prior to determination. The consideration paid on the Closing Date will be subject to adjustment as described more fully in the Acquisition Agreement filed as Exhibit 2.1 hereto.

     Prior to the Closing Date, Citigroup and the subsidiaries of Citigroup that own the Transferred Shares will be subject to certain business conduct restrictions with respect to the business being sold and the Company will be subject to certain limited business conduct restrictions. For a period of 7 years following the Closing Date, Citigroup and its affiliates are prohibited from writing life insurance and annuity products in the United States and globally (with the exception of Mexico), subject to certain exceptions. The Acquisition Agreement provides that Citigroup will indemnify the Company for certain losses as described therein. The indemnification provided by Citigroup with respect to breaches of certain representations and warranties is subject to a per claim limit of $100,000, a minimum indemnification limit of $75 million and a maximum indemnification limit of $2 billion (other than the tax indemnification provided by Citigroup, which is not subject to a dollar limit).

     The execution and delivery of master domestic and international distribution agreements (forms of which are attached as exhibits B-1 and B-2 to the Acquisition Agreement filed as Exhibit 2.1 hereto) is a condition to closing the transaction. These agreements, when signed, will provide that, for a period of ten years from the Closing Date, the Company will have rights to make products available through certain Citigroup distribution channels, subject to appropriate suitability and other standards.

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     The foregoing description of the transaction is not complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

     Pursuant to the Acquisition Agreement described above in Item 1.01 of this current report, which disclosure is incorporated herein by reference, the Company agreed to issue to Citigroup on the Closing Date equity securities, including convertible preferred securities and shares of its common stock, par value $0.01 per share. The aggregate number of shares of the Company's common stock and convertible preferred securities to be issued in connection with the acquisition will be determined no less than three days prior to the Closing Date. This issuance of these securities will be made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.     Description

2.1 Acquisition Agreement, between MetLife, Inc. and Citigroup Inc., dated as of January 31, 2005.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2005



                                          METLIFE, INC.


                                          By:  /s/ Gwenn L. Carr
                                             -----------------------------------
                                               Name:  Gwenn L. Carr
                                               Title: Senior Vice President and
                                                      Secretary


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                                  Exhibit Index

Exhibit No.     Description

2.1 Acquisition Agreement, between MetLife, Inc. and Citigroup Inc., dated as of January 31, 2005.